Exhibit 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

2008 ANNUAL EXECUTIVE OFFICER PERFORMANCE BONUS PLAN

1. General; Purposes of the Plan.

1.1 General. This Plan is intended to provide for an annual performance bonus for the Chairman and CEO and other designated Senior Executives upon the attainment of annual performance goals established by the Committee for the fiscal year ending December 31, 2008. Each annual performance bonus awarded under this Plan will be excluded from the computation of compensation for purposes of the federal income tax deductibility limitation on executive officer compensation.

1.2 Purposes. The primary purposes of the Plan are (i) to provide meaningful incentives and financial rewards to the Plan Participants for making significant contributions to the achievement, by the Company, of financial goals for the fiscal year ending December 31, 2008 (“Fiscal 2008”), and (ii) to make a significant portion of each Participant’s compensation for Fiscal 2008 dependent on the Company’s achievement of those goals and objectives, and thereby to promote the interests of the Company and its stockholders.

2. Definitions. In addition to certain terms defined elsewhere in this Plan, for purposes of this Plan the following terms shall have the respective meanings given to them below in this Section 2:

“Coast” or the “Company” means The Coast Distribution System, Inc., a Delaware corporation, and any successor thereto.

“CEO” means the Chairman and Chief Executive Officer of Coast or the individual or individuals acting in that capacity.

“Code” means the Internal Revenue Code of 1986, as heretofore amended and as may be amended or superseded hereafter, and the regulations promulgated thereunder.

“Committee” means the committee of those members of the Compensation Committee or such other committee of the Company’s Board of Directors that may be designated as a compensation committee for purposes of Section 162(m), consisting of two or more directors with delegated authority to administer this Plan, who are required to be, so long as Coast is a corporation subject to Section 162(m), outside directors within the meaning of Section 162(m).

“Participant” means the CEO and each other executive officer of the Company who is designated by the Committee as a participant eligible to earn a bonus award under this Plan.

“Plan” means this Coast Distribution System, Inc. 2008 Annual Executive Officer Performance Bonus Plan.

“Pre-Tax Earnings” means the Company’s earnings before income taxes and accruals for any bonuses that may become payable under this Plan. The Company’s Pre-Tax Earnings shall be determined on a consolidated basis and in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements that are filed with the Securities Exchange Commission (the “SEC”).

“Section 162(m)” means Section 162(m) under the Code, or any successor provision or provisions thereto, and the regulations promulgated under that Section of the Code.

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3. Participants. The Participants in the Plan shall be the Company’s CEO and the four other executive officers of the Company who, in addition to the CEO, are the highest compensated executive officers of the Company in 2008. Based on the annual salaries and bonuses that the Company’s executive officers can earn in 2008, the Committee has determined that those executive officers are:

Name	Positions with the Company

Thomas R. McGuire	Chairman & CEO

Jim Musbach	President & Chief Operating Officer

Sandra A. Knell	Executive Vice President & CFO

Dennis Castagnola	Executive Vice President — Proprietary Products

David A. Berger	Executive Vice President — Operations

4. Performance Measures. The performance goals for the year ending December 31, 2008 (“2008” or the “Performance Period”) shall be based on attainment of target levels of Pre-Tax Earnings for 2008 as determined by the Committee by no later than the 75th day following the beginning of 2008.

5. Performance Period. The performance period shall be Coast’s fiscal year ending December 31, 2008, or such shorter period as may be determined by the Committee.

6. Individual Maximum Amounts. The maximum annual performance bonus payable to any Participant in respect of fiscal 2008 under this Plan is the lesser of $300,000 or 80% of such Participant’s annual base salary paid in 2008 (disregarding any appreciation during any period of deferral under Section 7.5 below or pursuant to Section 10 below). If the Committee establishes a performance period that is less than 12 months, then, the maximum award will be adjusted in proportion to the duration of that shortened performance period.

7. Administration of the Plan.

7.1 Committee. The Committee shall have the sole and exclusive authority to administer this Plan, including the interpretation of the terms and provisions hereof. The Committee shall be entitled to rely on information, opinions, reports and statements presented to the Committee by officers, employees and outside professionals and experts, including Coast’s financial statements. Any determination by the Committee hereunder shall be final and binding on all Participants, their beneficiaries and the Company.

7.2 Setting of Annual Goals and Annual Bonus Amounts.

(a) The Committee shall establish in writing, within the first 75 days of 2008, the bonus amounts and performance goal or goals for each Participant for 2008 based on the performance measure listed in Section 4 above (provided that if the performance period is less than one year, such bonus amounts and performance goal(s) shall be determined prior to the expiration of 25% of the performance period), so long as, at that time, the attainment of such performance goal or goals is substantially uncertain (within the meaning of Section 162(m)). Those bonus amounts may be based on any one or more factors, as determined by the Committee, which shall include the amount of the Company’s 2008 Pre-Tax Earnings and a Participant’s (i) position and level of responsibilities with the Company, (ii) salary level, or (iii) individual performance. Subject to Section 6 above, the Committee may (but need not) establish different performance measures and different individual maximum bonus amounts for each Participant.

(b) Subject at all times to Section 6 above, in connection with the foregoing, a Participant’s bonus amount may be equal to a specified share of a bonus pool established by the Committee pursuant to this Plan. Such bonus pool may be a pre-established aggregate dollar amount or, to the extent in compliance with Section 162(m), may be based on the percentage of a specified performance measure (e.g., a percentage of Pre-Tax Earnings). In no event shall the total amount of all specified shares of any bonus pool for any given performance period exceed 100% of such bonus pool.

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7.3 Adjustment for Extraordinary Items. The Committee shall adjust, upward or downward, to the extent permitted by Section 162(m), the performance goals to reflect (i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring or extraordinary items or events which are separately identified and quantified in Coast’s audited financial statements for 2008, so long as such accounting change is required or such transaction or nonrecurring or extraordinary item or event occurs after the performance goals for 2008 have been established and the adjustments otherwise comply with the requirements or limitations of Section 162(m) of the Code. In all events, any adjustments to be made to the performance goals shall be disclosed in a manner intended to satisfy the requirements of Section 162(m) of the Code.

7.4 Negative Discretion. At the time the extent of attainment of the annual performance goals is determined by the Committee, the Committee, in its sole and absolute discretion, may reduce (but may not increase) the amount of the performance bonus that would be otherwise payable to a Participant under this Plan. The Committee may take into consideration any and all factors relating to Coast’s and the Participant’s performance for 2008.

7.5 Payment Only Upon Attainment or Performance Goals.

(a) An annual performance bonus shall be paid to a Participant under this Plan only in accordance with the terms of this Plan and only upon the attainment of the annual performance goal or goals established, adjusted and applied by the Committee for such Participant as provided in this Plan. Except as explicitly provided to the contrary elsewhere in this Plan, no waiver or modification of the goals may be made. The Committee shall be the sole and exclusive arbiter of the extent, if any, to which the annual performance goal or goals have been attained, and the amount of the annual performance bonus, if any, that is payable hereunder to each Participant. Prior to the payment of any annual performance bonus to any Participant under this Plan, the Committee shall certify in writing the extent to which the annual performance goal or goals for such Participant have been attained.

(b) After Committee certification of the attainment of the performance goal or goals by a Participant, the bonus award payable in respect thereof under this Plan may be paid immediately (but in no event later than March 15 of the calendar year following the calendar year in which the performance period ends) or may be deferred; provided, however, that (i) payment of any bonus award will only be made to Participants who were employed with the Company or one of its subsidiaries on the last day of the applicable performance period, and (ii) the deferral of any bonus award may only be made if (A) the Participant irrevocably elects to defer his or her award on or before the date that is six months prior to the end of the applicable performance period in respect of which the award is payable; and (B) such Participant remains continuously employed by Coast from the later of the beginning of the applicable performance period or the date the performance goals are established in accordance with Section 7.2 above, through the date of such deferral election. Awards may be paid in the form of cash or shares of common stock of the Company, or a combination thereof, as shall be determined by the Committee in its sole and absolute discretion.

8. Amendment. The Committee may amend the Plan from time to time as it deems desirable; provided, that no such amendment may increase the group of employees who may receive compensation under the Plan identified in Section 3 above, change the permitted performance measures determined as provided in Section 4 above, increase the maximum bonus payable under the Plan as set forth in Section 6 above or make any other change requiring stockholder approval under Section 162(m).

9. Duration and Termination. This Plan, unless earlier terminated, shall be effective through fiscal year 2008 and until all bonus awards have been paid under this Plan. The Board of Directors of the Company may, in its discretion, terminate this Plan at any time.

10. Compliance with IRC Section 409A. This Plan is intended to comply with Section 409A of the Code, together with any related regulations and guidance promulgated thereunder (“Section 409A”), and will be interpreted in a manner intended to comply with Section 409A. In furtherance thereof, no payments may be accelerated under this Plan other than to the extent permitted under Section 409A. To the extent that any provision of this Plan violates Section 409A such that amounts would be taxable to a Participant prior to payment or would

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otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding anything herein to the contrary, (i) if at the time of a Participant’s termination of employment the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then Coast shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the participant) until the date that is six months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A, or otherwise such payment shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. The Committee shall implement the provisions of this Section 10 in good faith; provided that none of Coast, the Committee or any employees or representatives of Coast or its subsidiaries shall have any liability to Participants with respect to this Section or any action taken pursuant to this Section.

11. Miscellaneous Provisions of the Plan.

11.1 No Enlargement of Employee Rights. Nothing in the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

11.2 Rights Not Alienable. Any rights provided to a Participant under the 2008 Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

11.3 Other Compensation Plans. The adoption of the 2008 Plan shall not affect any other compensation plans in effect for the Company, nor shall the 2008 Plan preclude the Company from establishing or awarding any other forms of compensation for employees, officers or directors of the Company, including the Participants.

11.4 Governing Law. To the extent not preempted by federal law, the 2008 Plan shall be determined in accordance with the laws of the State of Delaware.

11.5 Limitation of Liability. No member of the Committee or of the Company’s Board of Directors and no employee or representative of the Company or any of its subsidiaries shall be liable for any action or determination made in good faith by the Committee or the Board of Directors or by any such employee or representative with respect to the Plan or any bonus award made hereunder. No employee or representative of the Company and no member of the Board of Directors or of the Committee shall be subject to any liability with respect to duties under the Plan, unless such person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors, each member of the Committee, and any employee or representative of the Company or any of its subsidiaries who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, brought with respect to the Plan or with respect to such person’s conduct (actual or alleged) in connection with the Plan.

11.6 No Other Understandings or Agreements with respect to the 2008 Plan. This Plan document, together with the performance goals and bonus amounts established by the Committee pursuant to Section 7.2 of this Plan, contain all of the terms and provisions of and all conditions applicable to the 2008 Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the 2008 Plan as well as all prior actions that may have been taken by the Board of Directors or the Committee relating to the 2008 Plan.

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